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                        VIAVID BROADCASTING, INC.
                           A Nevada Corporation

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January 26, 1999

THE SHAREHOLDERS OF VIAVID BROADCASTING CORP.


Attention:	Mr. Paul Watkins

Dear Sirs:

Re:	VIAVID BROADCASTING, INC. (the "Company")
     -	Offer to Acquire 100% of the Outstanding Shares of ViaVid
            Broadcasting Corp., a British Columbia company ("ViaVid")
----------------------------------------------------------------------

We write to set out the offer of the Company to the shareholders of ViaVid (the "Shareholders") to acquire 100% of the outstanding shares of ViaVid.

This offer is on the terms and is subject to the conditions set forth in this letter. If this offer is acceptable, we ask that you indicate your agreement by signing this letter where indicated below, completing the required information and returning an
executed copy to us.   This offer is open for acceptance until
12:00 p.m. (Pacific Time) on January 29, 1999 (the "Expiry Time"), at which time this offer will terminate unless extended in writing.


The Company's offer is as follows:


1. 	Offer to Purchase

The Company offers to purchase from each Shareholder all shares of ViaVid (the "Shares") held by the Shareholder on the terms and subject to the conditions set forth in this offer. The Company's obligation to purchase the Shares held by any Shareholder is conditional upon Shareholders holding all of the outstanding shares of ViaVid accepting this offer by the Expiry Time.

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                                 -2-

2.	Payment for the Shares

The Company will issue to each Shareholder accepting this offer (each an "Accepting Shareholder") 1,700 common shares of the Company (each a "Company Share" and together, the "Company Shares") for each share of ViaVid held by the Accepting Shareholder. (For
Example: A shareholder of ViaVid accepting this offer who holds 1,000 common shares of ViaVid would receive 1,700,000 common shares of the Company on closing.)

Each Accepting Shareholder acknowledges and agrees that the Company Shares are being issued pursuant to available exemptions from the prospectus and registration requirements of each of the Securities Act (British Columbia) and the United States Securities Act of 1933. The Accepting Shareholder agrees to abide by all applicable resale restrictions and hold periods imposed by such statutes.

All shares certificates would be endorsed with the following legend pursuant to the United States Securities Act of 1933:

            THE SECURITIES OFFERED HEREBY HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933
            (THE "ACT"), AND ARE BEING OFFERED AND SOLD
            ONLY TO ACCREDITED INVESTORS IN RELIANCE UPON
            EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS
            OF THE ACT. SUCH SECURITIES MAY NOT BE
            REOFFERED FOR SALE OR RESOLD OR OTHERWISE
            TRANSFERRED UNLESS THEY ARE REGISTERED UNDER
            THE APPLICABLE PROVISIONS OF THE ACT OR ARE
            EXEMPT FROM SUCH REGISTRATION.

The Accepting Shareholder acknowledges that the Company will issue prior to the Closing Date a total of 500,000 common shares at a
price of $0.01 per share for proceeds of $5,000 US.   The Accepting
Shareholder acknowledges and agrees that the Company may issue 100,000 common shares at a price of $0.50 US per share, 500,000 common shares at a price of $1.00 US per share and 200,000 common shares at a price of $1.25 US per share. The Accepting Shareholder consents to these issuances of shares which may be completed prior to or after Closing, and agrees the Company has no obligation to complete these share issuances.


3.	Closing Date

The date of the closing of the purchase and sale of the Shares of each Accepting Shareholder will be the 15th day of February, 1999
(the "Closing Date").

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                                 -3-


4.	Representations and Warranties of each Accepting Shareholder

The Company's purchase will be based on the representations and warranties by each Accepting Shareholder that:

(A)	ViaVid is a corporation duly organized, validly existing
      and in good standing under the laws of the Province of British Columbia;

(B)	all Shares owned by the Accepting Shareholder are owned
      free and clear of all liens, charges, encumbrances and security interests;

(C)	there is no shareholders agreement between the
      Shareholders of the Company to which the Accepting
      Shareholder is party;

(D)	except as disclosed in the Financial Statements, ViaVid
      has no indebtedness, debt or other liability to the Accepting Shareholder and to the best knowledge of the Accepting Shareholder, to any other Shareholder or any officer or director of ViaVid;

(E)	no person has any option, warrant or other right to
      acquire any shares of ViaVid;

(F)	ViaVid is the owner of all assets required for the
      conduct of its business as disclosed in its financial statements, in its business plan and as represented to the Company;

(G)	the liabilities and indebtedness of ViaVid does not
      exceed the amount set forth in the Financial Statements and there will not be any increase in such liabilities prior to the Closing Date other than in the ordinary course of business;

(H)	all assets of ViaVid are owned by ViaVid free and clear
      of all liens, charges and  other financial encumbrances;

(I)	the issued and outstanding capital of ViaVid consists of
      3,000 common shares and there will be no shares issued prior to the Closing Date;

(J)	the books and records of ViaVid fairly and correctly set
      out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of ViaVid as at the date hereof, and all material financial transactions of ViaVid relating to its business have been accurately recorded in such books and records;

(K)	the balance sheet of ViaVid as at January 25, 1999 and
      the income statement of ViaVid for the period from November 1, 1998 to January 25, 1999 (the "Financial Statements") as attached hereto, present fairly and correctly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of

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                                 -4-

      ViaVid as at the date thereof and there will not be, prior to the Closing Date, any increase in such liabilities or other material change other than in the ordinary course of business;

(L)	the business of ViaVid has been carried on in the
      ordinary and normal course by ViaVid since the date of financial statements;

(M)	ViaVid is not in material default or breach of any
      agreements to which it is a party and there exists no state of facts which after notice or lapse of time or both which would constitute a default or breach of any such agreements;

(N)	there are no actions, suits or proceedings pending or
      threatened against or affecting ViaVid and the Accepting Shareholder is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(O)	ViaVid owns all intellectual property, including patents,
      trademarks, copyrights and confidential information, as required to conduct its business in accordance with its business plan and promotional material.


5.	Representations and Warranties of The Company

The Company represents and warrants to each Accepting Shareholder that:

(A)	the Company is a corporation duly organized, validly
      existing and in good standing under the laws of the State of Nevada;

(B)	upon issue, the Company Shares will be fully paid and
      non-assessable shares in the capital of the Company;

(C)	the issued and outstanding shares of the Company will not
      exceed the maximum number of shares contemplated by
      Section 2 of this Agreement;

(D)	no person has any option, warrant or other right to
      acquire any shares of the Company, except as disclosed in this Agreement;

(E)	the Company is a recently incorporated corporation which
      does not own any assets;

(F)	the Company does not have any liabilities or
      indebtedness to any party;

(G)	the Company has not conducted any business since
      incorporation, other than activities relating to the acquisition of ViaVid;

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                                 -5-


(H)	the Company is not party to any material agreements;

(I)	there are no actions, suits or proceedings pending or
      threatened against or affecting the Company and the Company is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.


6.	Conditions Precedent to Closing

The Company's obligation to complete the purchase of the Shares held by each Accepting Shareholder is subject to each of the following conditions:

(A)	all representations and warranties of each Accepting
      Shareholder will be true and correct in all material respects on the Closing Date;

(B)	there shall have been no material adverse change to the
      business of ViaVid between the date of acceptance and the Closing Date;

(C)	each Accepting Shareholder will have made the deliveries
      contemplated in this offer on the Closing Date;

(D)	this offer will be accepted by Shareholders holding all
      of the issued and outstanding shares in the capital of ViaVid;

(E)	all books, accounting records, legal documentation,
      financial statements, material contracts relating to ViaVid will have been delivered to the Company prior to or on the Closing Date.

Each Accepting Shareholder's obligation to complete the sale of the Shares held by the Accepting Shareholder is subject to each of the following conditions:

(A)	all representations and warranties of the Company will be
      true and correct in all material respects on the Closing
      Date;

(B)	the Company will have made the deliveries contemplated in
      this offer on the Closing Date.

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                                 -6-

7.	Closing Deliveries

On the Closing Date, each Accepting Shareholder will deliver to the
Company:

(A)	the Shares held by the Accepting Shareholder, duly
      endorsed for transfer to the Company;

(B)	written confirmation by the Accepting Shareholder as to
      the truth and correctness of the representations and warranties of the Accepting Shareholder as of the Closing
      Date;

(C)	if the Accepting Shareholder is an officer or director of
      ViaVid, the resignation of the Accepting Shareholder, if required by the Company, from each such position or positions;

(D)	all other corporate resolutions, agreements, assignments,
      consents and documentation as deemed necessary by the Company's solicitors to give effect to the transactions contemplated by this agreement in accordance with accepted commercial practice.

On the Closing Date, the Company will deliver to each Accepting Shareholder an Acknowledgement of Acceptance executed by the Company confirming the Company will deliver the certificates representing the Company Shares to which the Accepting Shareholder is entitled. Each Accepting Shareholder acknowledges and agrees that delivery of share certificates will be delayed pending appointment of the Company's transfer agent.


8. Appointment of Directors

On completion of the Closing, the following will be appointed the officers and directors of the Company:


(A)    Directors
       ---------
       Paul Watkins

       Brian Kathler


(B)    Officers              Office
       --------              ------
       Brian Kathler         President

       Cheryl Watkins        Secretary and Treasurer

       O. Ronald Jones       Vice-President, Finance

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                                 -7-

9.	Acceptance

If a Shareholder wishes to accept this offer, the Shareholder must:

     (A) execute this offer where indicated below;

     (B) complete all information;

     (C) deliver a copy of the Accepting Shareholder's acceptance to the Company by no later than 12:00 p.m. (Pacific Time) on January 29, 1999.

Yours truly,

VIAVID BROADCASTING, INC.


Per:	/s/ Brian Kathler
      Director


This offer is accepted and agreed to this 26 day of January, 1999.


SIGNATURE OF SHAREHOLDER:		/s/ Bob Gamon
                                    (Sign)

NUMBER OF SHARES HELD:			1000
                                    (Number of Shares of ViaVid)

NAME OF SHAREHOLDER:			549419 BC Ltd
                                    (Print Name)

ADDRESS OF SHAREHOLDER:			4768 Woodgreen Dr.
                                    (Print Address)
                                     W. Vanc.